Exhibit 99.1

Aeluma Announces First Quarter Fiscal 2027 Financial Results

Continued Progress in Technology Readiness for AI Datacom Market

Executed Purchase Agreement With Aixtron for MOCVD Capacity Expansion and Large-Diameter Wafer Manufacturing

GOLETA, CA – November 12, 2026 – Aeluma, Inc. (NASDAQ: ALMU) (“Aeluma” or the “Company”), a semiconductor company specializing in high-performance, scalable technologies for AI, mobile and consumer, defense and aerospace, and quantum, today reported financial results for its first quarter of fiscal 2027 ended September 30, 2026.

Fiscal First Quarter 2027 and Subsequent Highlights

●	Increased Technology Readiness: Advanced development of high-speed photodetectors and quantum dot lasers leveraging capabilities at Aeluma and supply chain partners such as Sumitomo Chemical Advanced Technologies.

●	Manufacturing Expansion: Finalized a purchase agreement with Aixtron for a new 200 mm capable MOCVD system to expand manufacturing capacity and accelerate development for non-indium-phosphide photonics.

●	Customer Engagements: Expanded customer discussions in Datacom and other markets regarding product opportunities and non-recurring engineering investments. Several initiatives involve potentially high-volume demand to support the 2028 through 2032 AI infrastructure buildout.

●	CHIPS Funding: Continued diligence and definitive agreement negotiations with the U.S. Department of Commerce CHIPS R&D Office for up to $30 million in proposed funding for development and commercialization of photonics for AI and Advanced Computing.

Management Commentary

“The current U.S. AI infrastructure buildout continues to progress and is expected to reach an aggregate investment of $10.3 trillion in 2032,” said Jonathan Klamkin, Ph.D., Founder and CEO of Aeluma. “The opportunities for photonics are vast, spanning scale-up and scale-out AI architectures in data centers.”

“Demand for photonic components includes lasers, modulators, photodetectors, and photonic integrated circuits or PICs. Supply chains are constrained, including indium phosphide substrate production and wafer fab capacity. Adopting proven strategies from consumer markets, Aeluma’s technology instead leverages gallium arsenide or silicon substrates, and existing fabs that are already qualified for large-volume markets.”

“As we progress through fiscal 2027, we remain focused on technology and product development for AI Datacom opportunities. Aeluma’s high-speed photodetectors and quantum dot lasers continue to attract customer attention. Our efforts include working with supply chain partners such as Sumitomo Chemical Advanced Technologies to ready technology in a production environment, and investment in MOCVD manufacturing capacity. Lastly, we continue to expand our customer discussions including negotiations on potential development investments and potentially large-volume product opportunities.”

Fiscal First Quarter 2027 Financial Results

●	Revenue was $0.6 million, compared with $1.4 million in the first quarter of fiscal 2026, generated primarily from R&D contracts.

●	Net loss was $3.8 million, or ($0.19) per basic and diluted share, compared with a net loss of $1.5 million, or ($0.09) per basic and diluted share, for the same period last year.

●	Adjusted EBITDA loss was $2.7 million, compared with an adjusted EBITDA loss of $0.4 million in the same period last year.

●	Cash and cash equivalents totaled $53.9 million at September 30, 2026, compared with $56.0 million at June 30, 2026.

Conference Call and Webcast

Aeluma will host a conference call at 2:00 p.m. Pacific Time and 5:00 p.m. Eastern Time on November 12, 2026 to discuss the Company’s financial results and business outlook. Interested participants may access the call by dialing (833) 890-6767 (domestic) or (412) 564-6155 (international) and referencing “Aeluma”.

A live webcast of the call will also be available on the “Investors” section of Aeluma’s website. The live webcast can also be accessed by clicking here. A replay of the conference call will be available on Aeluma’s website shortly after the call concludes.

Annual Meeting of Stockholders

Aeluma’s 2026 Annual Meeting of Stockholders will be held virtually on November 19, 2026 at 9:00 a.m. Pacific Time. Stockholders of record as of September 23, 2026 are entitled to vote. Additional information regarding the Annual Meeting, including voting and virtual attendance instructions, is available in Aeluma’s definitive proxy statement filed with the SEC on September 30, 2026.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma's ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma's results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net income (loss), which is defined as GAAP net income (loss) plus stock-based compensation expenses; and

●	Adjusted EBITDA, defined as non-GAAP net income (loss) plus depreciation and amortization expenses, less interest income.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company's expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company's current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

About Aeluma, Inc.

Aeluma (NASDAQ: ALMU) is a transformative semiconductor company specializing in high-performance photonic and electronic technologies that scale. The company’s proprietary platform combines compound semiconductors with scalable manufacturing used for mass market microelectronics to enable volume production and large-scale integration. Applications for Aeluma’s technology include mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum. Headquartered in Goleta, California, Aeluma operates state-of-the-art R&D and manufacturing capabilities for semiconductor wafer production, quick-turn chip fabrication, rapid prototyping, test and validation. Aeluma also partners with production-scale fabrication foundries, packaging, and integration companies. For more information, visit www.aeluma.com.

Company:

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Financial Profiles, Inc.

Moira Conlon

(310) 622-8220

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

($ in thousands)	September 30, 2026 (unaudited)	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$53,875	$56,006
Accounts receivable	504	340
Prepaids and other current assets	716	965
Total current assets	55,095	57,311
Property and equipment:
Equipment	2,590	2,338
Leasehold improvements	547	547
Accumulated depreciation	(1,598)	(1,469)
Property and equipment, net	1,539	1,416
Right-of-use asset - operating	1,868	1,916
Other assets	21	21
Total assets	$58,523	$60,664

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$368	$341
Accrued expenses and other current liabilities	1,502	1,369
Lease liability - operating, current portion	183	180
Total current liabilities	2,053	1,890
Lease liability - operating, long-term portion	1,795	1,842
Total liabilities	3,848	3,732
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock	-	-
Common stock	2	2
Additional paid-in capital	84,234	82,735
Accumulated deficit	(29,561)	(25,805)
Total stockholders’ equity	54,675	56,932
Total liabilities and stockholders’ equity	$58,523	$60,664

Aeluma, Inc. and Subsidiary

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
($ in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025
Revenue	$568	$582	$1,385
Operating expenses:
Cost of revenue	339	433	701
Research and development	2,525	2,274	606
General and administrative	1,952	2,247	1,686
Total operating expenses	4,816	4,954	2,993
Loss from operations	(4,248)	(4,372)	(1,608)
Other income:
Interest income	492	359	115
Total other income	492	359	115
Loss before income tax expense	(3,756)	(4,013)	(1,493)
Income tax expense	-	-	-
Net loss	$(3,756)	$(4,013)	$(1,493)
Net loss per share – basic and diluted	$(0.19)	$(0.22)	$(0.09)
Weighted average common shares outstanding - basic and diluted	19,270,622	18,603,331	16,141,153
Book value per share	$2.84	$3.06	$2.53

Aeluma, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended September 30,
($ in thousands)	2026	2025
Operating activities:
Net loss	$(3,756)	$(1,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,376	1,056
Depreciation and amortization expense	130	102
Changes in operating assets and liabilities:
Accounts receivable	(164)	(286)
Prepaids and other current assets	249	(196)
Other assets	(1)	(8)
Accounts payable	27	(88)
Accrued expenses and other current liabilities	393	98
Net cash used in operating activities	(1,746)	(815)
Investing activities:
Purchase of equipment	(252)	(210)
Net cash used in investing activities	(252)	(210)
Financing activities:
Proceeds from stock option exercise	174	47
Proceeds from public offering, net of offering costs	-	23,385
Payment for taxes related to net share settlement of stock options and restricted stock units	(307)	-
Net cash provided by (used in) financing activities	(133)	23,432
Net change in cash and cash equivalents	(2,131)	22,407
Cash and cash equivalents, beginning of period	56,006	15,740
Cash and cash equivalents, end of period	$53,875	$38,147

Supplemental non-cash disclosures:
Right-of-use asset - operating obtained in exchange for lease liability - operating	$-	$274

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

	Three Months Ended
($ in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025
GAAP net loss	$(3,756)	$(4,013)	$(1,493)
Non-GAAP adjustments:
Stock-based compensation	1,376	1,308	1,056
Total adjustments to GAAP net loss	1,376	1,308	1,056
Non-GAAP net loss	$(2,380)	$(2,705)	$(437)
Depreciation & amortization	130	126	102
Interest income	(492)	(359)	(115)
Adjusted EBITDA	$(2,742)	$(2,938)	$(450)

GAAP net loss per share – basic and diluted	$(0.19)	$(0.22)	$(0.09)
Non-GAAP adjustments	0.07	0.07	0.06
Non-GAAP net loss per share – basic and diluted	$(0.12)	$(0.15)	$(0.03)